STOCK PURCHASE AND ESCROW AGREEMENT

THIS STOCK PURCHASE AND ESCROW AGREEMENT (this "Agreement") is made and entered into as of December 22, 2014 (the "Effective Date") by and among **PROTO-SCRIPT PHARMACEUTICALS, CORP.**, a California corporation or its designees (collectively, the "Purchaser"), **WOLVERINE HOLDING CORP.**, a Delaware corporation (the "Company"), the sellers listed on the Seller Stock Power Page hereto (each, a "Selling Stockholder" and collectively, the "Sellers" or the "Selling Stockholders"), Matthew Zouvas (the "Advisor"), and **THE KRUEGER GROUP, LLP**, a California limited liability partnership, as the escrow holder and legal counsel to the Purchaser (the "Escrow Holder") with reference to the facts set forth in the Recitals below. Capitalized terms used in this Agreement without definition shall have the meanings set forth or referenced in Article VIII.

RECITALS

A. **Stock Ownership**. The Sellers are the beneficial and record owners of 140,000,000 shares of the Company's common stock, no par value per share, identified on the Seller Stock Power Page attached hereto (collectively, the "Shares").

B. **Purpose Of This Agreement**. The Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, all of the Shares, upon the terms and subject to the conditions set forth in this Agreement. The purchase price for the Shares (the "Purchase Price") is $56,645. Concurrently herewith the Purchaser shall subscribe to purchase additional shares from the Company (the "Additional Shares") for $68,355 pursuant to that certain Subscription Agreement of even date herewith by and among the Company, the Buyer and the Escrow Holder (the "Subscription Agreement").

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES; SPIN-OFFS OF SUBSIDIARIES

1.1 **Agreement To Purchase And Sell Shares.** Upon the terms and subject to the conditions set forth herein, the Sellers agree to sell to the Purchaser, and the

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Purchaser agrees to purchase from the Sellers, at the Closing, all of the Shares owned by the Sellers, free and clear of all Liens.

1.2 **Purchase Price.** The aggregate purchase price (the "Purchase Price") for the Shares shall be FIFTY SIX THOUSAND SIX HUNDRED AND FORTY-FIVE DOLLARS ($56,645), of which THIRTY ONE THOUSAND SIX HUNDRED AND FORTY-FIVE DOLLARS ($31,645) (the "Initial Payment") shall be paid to the Sellers through the Escrow Holder on the Effective Date. The Initial Payment and the balance of TWENTY FIVE THOUSAND DOLLARS ($25,000), which is designated the "Balance", shall be payable to the Account and Wiring Instructions of the Escrow Holder below:

(a) The Initial Payment shall be distributed with the 1st priority of funds used to pay the proceeds to the Sellers as specified in Schedule 1.2(a), and the remainder distributed to the Advisor.

WIRING INSTRUCTIONS

THE KRUEGER GROUP, LLP ATTORNEY TRUST

Blair Krueger, Esq.
Managing Partner
The Krueger Group, LLP
La Jolla Law Building
7486 La Jolla Boulevard
La Jolla, California 92037
Office: (858) 405.7385
E-mail: *blair@thekruegergroup.com*

ACCOUNT: BLAIR KRUEGER ATTORNEY TRUST ACCOUNT

ACCOUNT NUMBER: 201992609

ROUTING NUMBER: 322271724

SWIFT CODE: CITIUS33

BANK: CITIBANK, N.A.

BANK ADDRESS: 7900 HERSCHEL AVE., LA JOLLA, CA 92037

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BANK PHONE: (858) 454-0745

1.3 **Payment Of The Balance.** The Purchaser shall pay the Balance 30 days after the Effective Date. The Balance shall be paid by wire transfer pursuant to instructions provided above.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 **Representations and Warranties Concerning The Company.** The Sellers and the Company, jointly and severally, hereby represent and warrant to the Purchaser to the best of their knowledge as follows:

(a) **Authority.** The Company has all necessary power and authority to enter into and deliver this Agreement and each of the other agreements, certificates, instruments, and documents contemplated hereby (collectively, the "Ancillary Documents") to which it is a party, to carry out its obligations hereunder and under any Ancillary Document and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations, and consents required by Law for the execution, delivery and performance by the Company of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been properly taken or obtained, including without limitation, the approval of this Agreement and the transactions contemplated by it by the Board of Directors of the Company.

(b) **Execution And Delivery.** This Agreement has been, and each Ancillary Document to which the Company is a party will be at the Closing, duly authorized, executed, and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with their respective terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

(c) **No Conflicts.** The execution, delivery and performance by the Company of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of the Company under, (i) any Laws to which the Company or any of its assets are subject, (ii) any permit, judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Company or any of its assets are subject, (iii) the certificate or articles of incorporation or bylaws of the Company, or (iv) any license, indenture, promissory note, bond, credit or loan

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agreement, lease, agreement, commitment or other instrument or document to which the Company is a party or by which the Company or any of its assets are bound.

(d) **Governmental Consents.** No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by the Company in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of its obligations hereunder and thereunder, including the Spin-offs.

(e) **Organization, Standing And Qualification.** The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, to use its name and is duly qualified, licensed, or authorized to do business and in good standing, in each jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or authorization. Each such jurisdiction is identified on Schedule 2.1(e)(i). The Company's corporate minute books, which shall tendered to the Purchaser at Closing, reflect all resolutions approved and other actions taken by its shareholders or Board of Directors and any committees thereof since the date of its incorporation. True, correct, and complete copies of the Certificates of Incorporation and Bylaws of the Company, each as currently in effect (collectively, the "Organization Documents") are attached hereto as Schedule 2.1(e)(ii).

(f) **Capitalization.** The authorized capital stock of the Company consists solely of 500,000,000 shares of common stock, par value per share of $0.001 (the "Common Stock"), of which 283,981,284 shares are issued and outstanding, and 10,000,000 shares of preferred stock, no shares of which are issued and outstanding. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities, profits interests, conversion rights, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any nature whatsoever under which the Company is or may become obligated to issue, redeem, assign or transfer any shares of capital stock or purchase or make payment in respect of any shares of capital stock of the Company now or previously outstanding, and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to or any shares of its capital stock. There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders. There are 29,918,284 common shares of the Company owned by Vista (Nevada) that are in the process of being cancelled pursuant to a court order, and 60,000,000 common shares of WLVH owned by SEC Consulting, LLC which are in the

process of being retired to treasury, which is a condition to this Agreement; if there is any claim made as to such shares, the Sellers agree to settle same at their sole expense.

(g) **No Other Subsidiaries Or Other Equity Interests.** The Company does not, nor has it ever at any time since its organization, had a direct or indirect subsidiary or owned, directly or indirectly, any equity, investment or other equity interest, or any right (contingent or otherwise) to acquire the same, in any other Person.

(h) **Fully-Reporting Company.** The Company is presently a publicly-held company that is subject to reporting obligations pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company's Common Stock has been registered pursuant to Section 12 of the Exchange Act. The Sellers agree to use their best efforts to provide the Buyers with the appropriate assistance required to file any delinquent filings with the Securities Exchange Commission (SEC).

(i) **Listing.** The Common Stock is quoted for sale on the Over-the-Counter Pink Sheets supervised by the OTC Market, Inc. (the "Pink Sheets") and not on any other exchange, or otherwise.

2.2 **Representations and Warranties of the Sellers.** The Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows:

(a) **Authority.** Each Seller has all necessary power or legal capacity and authority to enter into and deliver this Agreement and each of the Ancillary Documents to which such Seller is a party, to carry out such Seller's obligations hereunder and under such Ancillary Document, and to consummate the transactions contemplated hereby and by such Ancillary Documents. All actions, authorizations, and consents required by Law for the execution, delivery, and performance by each Seller of this Agreement and each Ancillary Document to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been properly taken or obtained.

(b) **Execution and Delivery.** This Agreement has been, and each Ancillary Document to which it is a party will be at the Closing, duly authorized, executed, and delivered by each Seller and constitutes, or will constitute at the Closing, a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with their respective terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

(c) **No Conflicts.** The execution, delivery, and performance by each Seller of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will

not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of such Seller under, (i) any Laws to which such Seller or any of its assets are subject, (ii) any permit, judgment, order, writ, injunction, decree, or award of any Governmental Authority to which such Seller or any of its assets are subject, (iii) the certificate of formation or incorporation or the operating agreement or bylaws of such Seller (or their equivalent), or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which such Seller is a party or by which such Seller or any of its assets are bound.

(d) **Governmental Consents.** No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority, is required to be obtained by any Seller in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of any Seller's obligations hereunder or thereunder.

(e) **Organization, Standing, and Qualification.** Each Seller is either a natural person or a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization. Each Seller has all requisite power and authority to own his or its properties and to carry on his or its business as now being conducted.

2.3 **Representations and Warranties of the Purchaser.** The Purchaser hereby represents and warrants to the Sellers as follows:

(a) **Authority.** The Purchaser has all necessary power and authority to enter into and deliver this Agreement and each of the Ancillary Documents to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations, and consents required by Law for the execution, delivery, and performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been, or prior to the Closing will have been, properly taken or obtained.

(b) **Execution and Delivery.** This Agreement has been, and each Ancillary Document to which the Purchaser is a party will be at the Closing, duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

(c) **No Conflicts.** The execution, delivery, and performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of the Purchaser under, (i) any Laws to which the Purchaser or any of its assets are subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Purchaser or any of its assets are subject, (iii) the Certificate of Incorporation or Bylaws of the Purchaser, or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which the Purchaser is a party or by which any of its assets are bound, except where, in the case of clause (iv), such violation, conflict, breach, etc. would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

(d) **Governmental Consents.** No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by the Purchaser in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of its obligations thereunder.

(e) **Organization, Standing and Qualification.** The Purchaser is a natural person or a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of California. The Purchaser has all requisite power and authority to own, lease, and operate his or its properties and to carry on his or its business as now being conducted.

ARTICLE III

CERTAIN COVENANTS

3.1 **Conduct Of Business Pending The Closing**. The Company hereby covenants and agrees that, prior to the 30-day anniversary of the Closing, except as contemplated by this Agreement:

(a) conduct its business in the usual, regular and ordinary course consistent with recent past practice and use its commercially reasonable efforts to take, or refrain from taking, as the case may be, any action which would cause the representations and warranties made in Section 2.1, including, without limitation, Section 2.1(o), to become untrue or inaccurate; and

(b) use its commercially reasonable efforts to maintain and preserve its business organization and relationships with its customers, vendors, suppliers and

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others having business dealings with it and retain the services of its officers and employees.

3.2 **Notification Of Certain Matters.** The Company, the Sellers, and the Purchaser shall promptly notify each other and the Escrow Holder in writing:

(a) if, subsequent to the date of this Agreement, either of them becomes aware of the occurrence of any event or the existence of any fact that would render any of the representations and warranties made by it in Sections 2.1, 2.2 or 2.3, as the case may be, if made on or as of the date of such event or the Closing Date, inaccurate or untrue (other than with respect to representations and warranties made as of a specified date);

(b) of any breach by any of them of any of their respective covenants or agreements contained in this Agreement;

(c) of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

(d) of any notice or other communication from any Governmental Authority in connection with or relating to the transactions contemplated hereby; or

(e) if the Company or any Seller becomes aware of any material deterioration in the relationship with any customer, supplier, or employee of the Company.

3.3 **Public Announcements.** No party will issue or make or cause the publication of, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing, making, or causing the publication of any such press release or public announcement to the extent that such party is advised by its legal counsel that such action is required by Law, in which case the party making such determination will use reasonable efforts to allow the other parties reasonable time to review and comment on such release or announcement in advance. For the purposes of this Section, the Company shall be entitled to give such prior written consent on behalf of any Seller.

3.4 **Further Assurances; Cooperation.** Each party hereto will, before, at, and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company or the Purchaser, and without

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further consideration, the Sellers (a) will execute and deliver such instruments of sale, transfer, conveyance, assignment, and confirmation and take such action as the Company or the Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Purchaser, and to confirm the Purchaser's title to, the Shares, and (b) will execute such documents, take such action, and provide such assistance (and shall cause its agents and representatives to provide such assistance) as the Company or the Purchaser may reasonably deem necessary or desirable in order to prepare and file (i) any future SEC Documents that the Company seeks to file with the SEC under the Securities Act or the Exchange Act, or (ii) any documents or reports that the Company seeks to file with any state securities authority.

ARTICLE IV

CONDITIONS TO CLOSING

4.1 **Conditions To Obligation Of The Sellers.** The obligation of the Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived on behalf of the Sellers in writing by the Company):

(a) the Purchaser shall have performed and complied with all obligations and agreements required to be performed and complied with by it hereunder on or prior to the Closing;

(b) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period);

(c) there shall be no order, decree, or ruling by any Governmental Authority nor any action, suit, claim or proceeding by or before any Governmental Authority shall be pending, which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or by any Ancillary Document, or which otherwise questions the validity or legality of any such transactions;

(d) there shall be no statute, rules, regulation, or order enacted, entered, or enforced or deemed applicable to the transactions contemplated hereby which would prohibit or, render illegal the transactions contemplated by this Agreement or the Ancillary Documents;

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(e) each of the documents to be delivered by the Purchaser pursuant to Section 5.3 shall have been so delivered by the Purchaser at the Closing.

4.2 **Conditions To Obligation Of The Purchaser.** The obligation of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived in writing by the Purchaser):

(a) the Sellers and the Company shall have performed or complied with all obligations and agreements required to be performed or complied with by any of them hereunder on or prior to the Closing (including, without limitation, those specified in Section 5.2);

(b) the representations and warranties of the Sellers and the Company contained in this Agreement shall be true and correct as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period);

(c) there shall be no order, decree, or ruling by any Governmental Authority nor any action, suit, claim, or proceeding by or before any Governmental Authority shall be pending, which seeks to restrain, prevent, or materially delay or restructure the transactions contemplated hereby or any Ancillary Document, or which otherwise questions the validity or legality of any such transactions;

(d) there shall be no statute, rules, regulation, or order enacted, entered, or enforced or deemed applicable to the transactions contemplated hereby which would prohibit or render illegal the transactions contemplated by this Agreement or the Ancillary Documents;

(e) the Company and the Sellers shall have obtained on terms and conditions satisfactory to the Purchaser all consents and approvals of third parties (including Governmental Authorities) that are required (i) for the consummation of the transactions contemplated hereby or any Ancillary Document, or (ii) in order to prevent a breach of, a default under or a termination, material change in the terms or conditions or material modification of, any Material Agreement as a result of the consummation of the transactions contemplated hereby;

(f) each of the documents to be delivered by Sellers or the Company pursuant to Section 5.2 shall have been so delivered by Sellers or the Company at the Closing.

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ARTICLE V

CLOSING

5.1 **Closing.** The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of The Krueger Group, LLP, 7486 La Jolla Boulevard, La Jolla, California 92037 (Telephone: 858-405-7385; e-mail: blair@thekruegergroup.com), as soon as practicable but in no event later than 10:00 a.m., Pacific time, on the third (3rd) Business Day after the date on which each of the conditions set forth in Sections 4.1 and 4.2 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as the parties may mutually agree. The date on which the closing actually occurs is referred to herein as the "Closing Date".

5.2 **Deliveries By The Sellers And The Company.** Subject to the terms and conditions hereof, the Sellers and the Company shall deliver the following to the Purchaser at or before the Closing:

(a) certificates, duly endorsed for transfer or accompanied by a duly executed blank stock power, in either case with medallion signature guarantees, and with evidence of payment of any applicable stamp or transfer taxes, representing all of the Shares;

(b) the original corporate minute book of the Company, including the articles of incorporation, as amended, the bylaws, as amended, all minutes of the stockholders, board of directors, and committees thereof;

(c) a list of common stockholders of the Company, dated as of the date of Closing and certified by the Company's transfer agent;

(f) all accounting and other books, ledgers, accounts, and official and other records prepared and kept by the Company;

(g) resolution of the board of directors appointing Mr. Ped Naimi as the sole director of the Company, effective as of the Closing;

(i) resignations of all officers and directors of the Company, effective as of the Closing;

5.3 **Actions Or Deliveries By The Purchaser.** Subject to the terms and conditions hereof, the Purchaser shall deliver the Balance of the Purchase Price in accordance with Section 1.3.

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5.4 **Other Documents.** The parties agree to execute and deliver on or before the Closing all other documents that are reasonably necessary or desirable in order to consummate the transactions contemplated hereby and to carry out the intent of this Agreement.

5.5 **Expenses.** Except as otherwise specifically provided herein, the Seller and the Company, on one hand, and the Purchaser, on the other hand, shall pay their own expenses, including, but not limited to, attorneys', accountants', financial advisors' and brokers' or finders' fees, incurred in connection with the transactions contemplated hereby ("Expenses"). It is the express intention of the parties that the Sellers shall be personally, jointly, and severally responsible for all Expenses incurred by the Company, its Affiliates, or their respective agents in connection with the transactions contemplated hereby.

ARTICLE VI

TERMINATION

6.1 **Termination.** This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of the Purchaser and the Sellers;

(b) by either the Purchaser or the Sellers if the Closing shall not have been consummated on or before the 30th calendar day after the Parties' execution and delivery of this Agreement (provided that the terminating party is not otherwise in material breach of its obligations under this Agreement), which date may be extended by written agreement of the Purchaser and the Seller; or

(c) by either the Purchaser or the Sellers if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the transactions contemplated hereby shall have been issued and shall have become final and non-appealable.

6.2 **Effect Of Termination.** In the event of the termination of this Agreement in accordance with this Article VI, the Sellers shall release from escrow the undistributed funds remaining from the Purchase Price to the Purchaser. This Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective directors, officers, stockholders or agents, except that any such termination shall be without prejudice to the rights of any party hereto arising out of any breach by any other party of this Agreement.

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ARTICLE VII

INDEMNIFICATION

7.1 **Survival; Indemnity.** The representations, warranties, covenants, and agreements of the parties contained in this Agreement, and the indemnification rights set forth in this Article VII, shall survive the Closing. Notwithstanding the foregoing, the representations and warranties of the parties shall only so survive until the third anniversary of the Closing Date; provided, however, that the representations and warranties contained in (A) Section 2.1(a), (b), (e) or (f) shall survive in perpetuity, and (B) Section 2.1(w), (z), or (aa) shall survive until sixty (60) days after the expiration of the applicable statute of limitations (the period from the Closing Date to such applicable date is hereinafter referred to as the "Survival Period"). Nothing contained in the foregoing sentence shall prevent recovery under this Article after the expiration of the Survival Period so long as the party making a claim or seeking recovery complies with the provisions of clause (x) and (y) of the following sentence. No party shall have any claim or right of recovery for any breach of a representation, warranty, covenant, or agreement unless (x) written notice is given in good faith by that party to the other party of the representation, warranty, covenant, or agreement pursuant to which the claim is made or right of recovery is sought setting forth in reasonable detail the basis for the purported breach of the representation, warranty, covenant, or agreement, the amount or nature of the claim being made, if then ascertainable, and the general basis therefor and (y) such notice is given prior to the expiration of the Survival Period.

7.2 **General Indemnification By The Sellers And The Company.** The Sellers and the Company, jointly and severally, agree to indemnify the Purchaser and its officers, directors, shareholders, employees, Affiliates, attorneys, accountants and agents (the "Purchaser Parties"), and hold them harmless from and against any and all damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Purchaser Damages") incurred or suffered by the Purchaser Parties as a result of any breach or inaccuracy of any representation, warranty, covenant, or agreement of any Seller or the Company contained in this Agreement, or any certificate delivered by any Seller or the Company pursuant to this Agreement for a period of one (1) from the date of this agreement.

7.3 **Indemnification By The Purchaser.** The Purchaser agrees to indemnify the Sellers from and after the Closing and to hold the Sellers and its officers, directors, stockholders, employees, Affiliates, attorneys, accountants and agents (the "Seller Parties") harmless from and against any and all damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or

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proceeding) (collectively, "Seller Damages") incurred or suffered by the Seller Parties arising out of any breach of any material representation, warranty, covenant or agreement of the Purchaser.

7.4 **Indemnification Procedures**

(a) **Notification of Claims.** Upon any party (the "Indemnified Party") becoming aware of a fact, condition, or event that constitutes a basis for a claim for Purchaser Damages or Seller Damages, as the case may be, in respect thereof against the other party (the "Indemnifying Party") under Section 7.2 or 7.3, if such a claim is to be made, the Indemnified Party will with reasonable promptness and specificity notify the Indemnifying Party or Parties in writing of such fact, condition or event. The failure to notify the Indemnifying Party or Parties under this Section 7.4 shall not relieve any Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent that such failure to notify shall have resulted in a waiver of any lawful and valid affirmative defense to any third-party claim or otherwise materially prejudices the Indemnifying Party or Parties in connection with the administration or defense of such third-party claim.

(b) **Third-Party Claims.**

(i) Upon receipt by the Indemnifying Party or Parties of any notice of claim for indemnification hereunder arising from a third-party claim, the Indemnifying Party or Parties shall assume the administration and defense of such third-party claim with counsel that is reasonably satisfactory to the Indemnified Party and shall proceed with the administration and defense of such third-party claim diligently and in good faith; provided, however, that any Indemnifying Party shall be entitled to assume the administration and defense of such third-party claim only if it agrees in writing with the Indemnified Party that it is obligated to indemnify the Indemnified Party pursuant to this Article with respect to such third-party claim; and provided, further that no Indemnifying Party shall be entitled to assume the administration and defense of any third-party claim that (A) seeks an injunction or other equitable relief that might materially and adversely affect any Indemnified Party, or (B) involves any criminal action or any claim that could reasonably be expected to result in a criminal action against any Indemnified Party. Each parties' counsel in connection with this transaction shall be deemed to be reasonably satisfactory to the other party for purposes of this Section 7.4(b)(i). The Indemnified Party shall be fully consulted by the Indemnifying Party or Parties and shall have the right to participate, at its own expense, in the investigation, administration and defense of such third-party claim. Any party hereto receiving notice of any proposed settlement of any such third-party claim shall promptly provide a copy of such notice to the other parties hereto. The Indemnifying Party or Parties shall not have the right to settle or compromise any third-party claim for which indemnification is being sought hereunder

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without the consent of the Indemnified Party unless as a result of such settlement or compromise the Indemnified Party is fully discharged and released from any and all liability with respect to such third-party claim. The Indemnified Party shall make available to the Indemnifying Party or Parties and its counsel all books, records, documents and other information relating to any third-party claim for which indemnification is sought hereunder, and the parties to this Agreement shall render to each other reasonable assistance in the defense of any such third-party claim.

(ii) Notwithstanding any other provision of this Agreement, if the Indemnified Party is not entitled to defend a third-party claim under Section 7.4(b)(i), the Indemnified Party shall have the absolute right, at its election (to be exercised in its sole discretion by written notice to the Indemnifying Party or Parties) to assume from the Indemnifying Party or Parties the administration and defense of any such third-party claim against the Indemnified Party with counsel that is reasonably satisfactory to the Indemnifying Party. In such event, the Indemnified Party shall proceed with the administration and defense of such third-party claim(s) diligently and in good faith, and the Indemnifying Party shall be fully consulted by the Indemnified Party or Parties and shall have the right to participate, at its own expense, in the investigation, administration and defense of such third-party claim. The Indemnifying Party or Parties shall be responsible for the costs and expenses of the administration and defense of such claim(s) incurred prior to the Indemnified Party or Parties' assumption of the administration and defense of such claim(s) and shall not be responsible for costs and expenses incurred after such assumption, and the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim(s) at the sole cost and expense of the Indemnifying Party.

ARTICLE VIII

DEFINITIONS

8.1 **Certain Definitions.** For purposes of this Agreement, the following terms and phrases shall have the following meanings:

"Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

"Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in the State of California are authorized by law, regulation or executive order to close.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

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"Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

"Environmental Law" shall mean any federal, state, local or foreign law (including any common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public or employee health and safety, and includes, but not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended, the Clean Water Act, 33 U.S.C. § 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. § 6901 et seq., as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., as amended, the New York Navigation Law, as amended, and the Occupational Safety and Health Act, 29 U.S.C. § 6901 et seq., as amended.

"Environmental Costs and Liabilities" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial activities) arising from or under any Environmental Law or order or contract with any Governmental Authority or any other Person.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall mean any entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c) or (m) of the Code.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean generally accepted accounting principles as in effect in the United States.

"Governmental Authority" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

"Hazardous Materials" shall mean any petroleum or petroleum products, radioactive materials, asbestos-containing materials, radon gas, PCBs and any other hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "hazardous waste," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under any Environmental Law.a

"Knowledge of the Company" shall mean the actual knowledge of Kenneth J. Yonika upon due inquiry.

"Laws" shall mean all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgements, decrees, awards or restrictions of any governmental entity.

"Liabilities" shall mean any liability or obligation, including without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

"Liens" shall mean any security interest, mortgage, lien, charge, claims, option and encumbrance.

"Material Adverse Effect" used in connection with a party shall mean any event, change or effect that is or is reasonably likely to become materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, if any, on a consolidated basis.

"Pension Plan" shall mean any qualified or non-qualified Employee Pension Benefit Plan (including, any Multiemployer Plan), as such term is defined in Section 3(2) of ERISA.

"Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental entity of any kind.

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"Blue Sky Filings" shall mean all reports, disclosure statements, information statements, registration statements, or other documents filed, or required to be filed, by the Company with State securities authorities, and shall include, but not be limited to, all Company Information and Disclosure Statements, as amended or supplemented from time to time, filed by the Company with State securities authorities.

"Pre-Closing Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

"SEC" shall mean the United States Securities and Exchange Commission.

"SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by the Company pursuant to the Securities Laws.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

"Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability company or other entity which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, the general managers or other persons performing similar functions, are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

"Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, *ad valorem*, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

"Welfare Plan" shall mean any Employee Welfare Benefit Plan, as such term is defined in Section 3(1) of ERISA.

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mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, as follows:

(a) If to the Purchaser, to:

Blair Krueger, Esq.
Managing Partner
The Krueger Group, LLP
7486 La Jolla Boulevard
La Jolla, California 92037
E-mail: *blair@thekruegergroup.com*

(c) If to the Sellers, to:

Erik S. Nelson
President
Coral Capital, Inc.
Post Office Box
Atlanta, Georgia 31119

or to such other address as the Person to whom notice is to be given may have previously furnished to the other parties in writing in accordance herewith. Notice shall be deemed given on the date received (or, if receipt thereof is refused, on the date of such refusal).

9.2 **Amendments And Waivers.** This Agreement may not be amended, modified, or supplemented except by written agreement of the parties hereto. No waiver by any party of any non-compliance, default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent non-compliance, default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.3 **Interpretation.** The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to any "Article," "Section," "Exhibit," or "Schedule" shall refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement. In any case where the concept of materiality is applied more than once to qualify any provision of this Agreement (whether by

cross-referencing or incorporation or otherwise), such provision shall be interpreted as if only one, but the broadest one, of such materiality qualification applied to it. Any due diligence review, audit, or other investigation or inquiry undertaken or performed by or on behalf of a party shall not limit, qualify, modify or amend the representations, warranties, or covenants of, or indemnities made by any other party pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the investigating party and consummation of the transactions contemplated herein by a party shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty, or covenant or of any other party's rights and remedies with regard thereto.

9.4 **Assignment; Binding Upon Successors And Assigns.** None of the parties hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees, distributes, and assigns.

9.5 **Parties in Interest.** This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature.

9.6 **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

9.7 **Governing Law; Venue; Jurisdiction.** The laws of the State of Nevada (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. This Agreement shall be enforceable in any court of competent jurisdiction. In furtherance of and not in limitation of the foregoing, the parties hereto (i) agree and consent to the personal jurisdiction and venue of the state and Federal courts sitting in Carson City, Nevada. in any action or proceeding arising out of or connected in any way with this Agreement, (ii) irrevocably waive, to the fullest extent permitted by law, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (iii) agree that service of process in any such action or proceeding will be sufficient if sent by certified mail, return receipt requested, to applicable address set forth above, and that such service shall constitute "personal service," and further agree to the invocation of said jurisdiction by service of process in any other manner authorized by law.

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9.8 **Severability.** If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by law.

9.9 **Entire Agreement.** This Agreement (including the Schedules and Exhibits referred to herein and which form a part hereof) and the Ancillary Documents constitute the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof except for a subscription agreement by and among the parties hereto, if any.

9.10 **Schedules and Exhibits.** The Schedules and Exhibits attached hereto are incorporated herein and made a part hereof for all purposes.

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IN WITNESS WHEREOF, this Stock Purchase and Escrow Agreement has been duly executed and delivered by the parties hereto on the date first above written.

PURCHASER:
PROTO-SCRIPT PHARMACEUTICALS, CORP.,
A California Corporation, by and through its designee, Pedram Naimi

______________________,
President

COMPANY:
WOLVERINE HOLDING CORP.,
A Delaware Corporation

Erik S. Nelson, President

ESCROW HOLDER:

THE KRUEGER GROUP, LLP

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Blair Krueger, Esq.
Managing Partner

SELLING SHAREHOLDERS:

Erik S. Nelson, President
Coral Capital Partners, Inc.

Lawrence Nash, individually

Schedule 1.2(a)

SELLER STOCK POWERS

SELLERS:	**Shares**	**Purchase Price Allocation**
Coral Capital, Inc.	60,000,000	$3,322
Mr. Larry Nash	80,000,000	$3,323
ADVISOR:		$50,000